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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               _________________

                                    FORM 8-K

                                 CURRENT REPORT

                               _________________

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                                February 10, 1994
                       (Date of earliest event reported)



                             NATIONAL INCOME REALTY TRUST
             (Exact name of registrant as specified in its charter)


                California             0-9211             94-2537061
         (State of incorporation   (Commission File     (IRS Employer
         or organization)          Number)              Identification No.)



         10670 North Central Expressway
         Suite 300
         Dallas, Texas                                      75231
         (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (214) 692-4700



                                   Not Applicable
         (Former name or former address,if changed since last report)
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Item 5.  Other Events.

         On February 14, 1994, National Income Realty Trust (the "Trust") announced the selection of New York based Tarragon Realty Advisors, Inc.
("Tarragon") to provide real estate investment, administrative and advisory services in substitution for Basic Capital Management, Inc. which has resigned as advisor to the Trust effective March 31, 1994. The new Advisory Agreement with Tarragon takes effect on April 1, 1994, and provides for a base annual advisory fee of $100,000 plus 16 percent of the Trust's funds from operations as defined by the National Association of Real Estate Investment Trusts prior to the deduction of the advisory fee.

     William S. Friedman, the President of the Trust, also serves as Chief
Executive Officer of Tarragon.  Tarragon is owned by Mr. Friedman's wife, Lucy
N. Friedman, and John A. Doyle, who serves as Executive Vice President of the
Trust and the President and Chief Operating Officer of Tarragon.  Mr.
Friedman's family beneficially owns approximately 30% of the outstanding shares of the Trust.


ITEM 7.  Financial Statements and Exhibits.

         Exhibits:

Reg. S-K
Item 601
Reference        Description
- ---------        -----------
   10            Advisory Agreement dated February 15, 1994 between National
                 Income Realty Trust and Tarragon Realty Advisors, Inc.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NATIONAL INCOME REALTY TRUST




Dated: February 21, 1994                      By: /s/ WILLIAM S. FRIEDMAN
                                                      William S. Friedman
                                                      President
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                                EXHIBIT INDEX



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                                                                  Sequentially
 Exhibit                                                            Numbered
 Number          Description                                          Page
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
   10            Advisory Agreement dated February 15, 1994
                 between National Income Realty Trust and
                 Tarragon Realty Advisors, Inc.
